EXHIBIT 32.1

SECTION 906 CERTIFICATION
of Chief Executive Officer

I, Mark A. Libratore, President and Chief Executive Officer of Liberator Medical Holdings, Inc. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended July 30, 2007 (the “Report”).

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of August 20, 2007.

/s/ Mark A. Libratore
Mark A. Libratore, Chief Executive Officer